POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Officers of Russell Investment Company (the “Trust”) do hereby severally constitute and appoint Mary Beth Rhoden the true and lawful agent and attorney-in-fact of the undersigned with respect to all matters arising in connection with the Trust’s Registration Statement on Form N-1A (File Nos. 002-71299 and 811-3153), Post-Effective Amendment Nos. 152, 153, 154, 155, 156, 157, 158, 159, 160, 161, 162, 163, 164, 165, 166, 167, 168, 169, 170 and 171 and any and all amendments or supplements thereto and any other of the Trust’s filings with the Securities and Exchange Commission, including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.  The undersigned hereby gives to said agent and attorney-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agent and attorney-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE	TITLE	DATE

/s/ Mark E. Swanson	Treasurer, in his capacity as	4.8.2011
Mark E. Swanson	Chief Accounting Officer

/s/ Thaddas L. Alston	Trustee	4.7.2011
Thaddas L. Alston

/s/ Kristianne Blake	Trustee	4.7.2011
Kristianne Blake

/s/ Daniel P. Connealy	Trustee	4.8.2011
Daniel P. Connealy

/s/ Jonathan Fine	Trustee	4.8.2011
Jonathan Fine

/s/ Raymond P. Tennison, Jr.	Trustee	4.7.2011
Raymond P. Tennison, Jr.

/s/ Jack R. Thompson	Trustee	4.7.2011
Jack R. Thompson

/s/ Julie W. Weston	Trustee	4.8.2011
Julie W. Weston